EXHIBIT 32.2

SYNUTRA INTERNATIONAL, INC.

Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned, Ning Cai, Chief Financial Officer of Synutra International, Inc. (the “Registrant”), hereby certifies, to her knowledge, that the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 9, 2015

By:	/s/ Ning Cai
	Name:	Ning Cai
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished with the Registrant’s Report pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.